EXHIBIT 2.2
                                                                     -----------


PAUL, WEISS, RIFKIND, WHARTON & GARRISON
ALAN W. KORNBERG (AK 0756)
JOHN R. ASHMEAD (JA 4756)
1285 Avenue of the Americas
New York, New York 10019-6064
Telephone: (212) 373-3000
Facsimile:  (212) 757-3990

Attorneys for Triarc Companies

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------x
                                      :    Chapter 11
                                      :
                                      :    Case No. 02-10485 (PCB)
In re:                                :    Case No. 02-10486 (PCB)
                                      :    Case No. 02-10488 (PCB)
                                      :
                                      :      (Jointly Administered)
ICH CORPORATION, et al.,              :
                                      :
                                      :
                          Debtors.    :
                                      :
                                      :
--------------------------------------x

                      FINDINGS OF FACT, CONCLUSIONS OF LAW,
                AND ORDER UNDER SECTION 1129(a) OF THE BANKRUPTCY
              CODE AND RULE 3020 OF THE BANKRUPTCY RULES CONFIRMING
            TRIARC COMPANIES, INC.'S THIRD AMENDED JOINT PLAN OF RE-
         ORGANIZATION UNDER CHAPTER 11 FOR ICH CORPORATION, SYBRA, INC.
            AND SYBRA OF CONNECTICUT, INC., DATED NOVEMBER 22, 2002
            -------------------------------------------------------

                                    RECITALS
                                    --------

         A. On August 8, 2002, this Court terminated, as to only Triarc Companies, Inc. ("Triarc"), the exclusive periods of ICH Corporation, Sybra, Inc. and Sybra of Connecticut, Inc. (collectively, the "Debtors"); thereafter, the Debtors and Triarc filed their competing chapter 11 plans (the "Plans") and related disclosure statements (the "Disclosure Statements").

         B. Triarc filed its Third Amended Plan Joint Plan of Reorganization for ICH Corporation, Sybra, Inc. and Sybra of Connecticut, Inc., dated November 22, 2002 (as amended or modified to date, the "Triarc Plan") and the Third Amended Disclosure Statement For Triarc Companies, Inc.'s Third Amended Joint Plan of Reorganization for ICH Corporation, Sybra, Inc. and Sybra of Connecticut, Inc., dated November 15, 2002 (as amended or modified to date, the "Triarc Disclosure Statement"). (1)

         C. The Debtors filed their Third Amended Joint Plan of Reorganization by ICH Corporation, Sybra, Inc., and Sybra of Connecticut, Inc., dated November 21, 2002 (as amended or modified to date, the "Debtors' Plan") and the Third Amended Disclosure Statement to Accompany Third Amended Joint Plan of Reorganization of ICH Corporation, Sybra, Inc., and Sybra of Connecticut, Inc., dated November 21, 2002 (the "Debtors' Disclosure Statement").

D. On October 24, 2002, this Court entered an order (the
"Disclosure Statement and Solicitation Procedures Order") (a) approving the Disclosure Statements, (b) scheduling a hearing on confirmation of the Plans,
(c) establishing deadlines and procedures for filing objections to confirmation of the Plans, (d) approving (1) solicitation packages and procedures for distributions, and (2) forms of ballot, (e) establishing procedures for solicitation and for tabulation of votes, and (f) establishing notice and procedures for assuming or rejecting executory contracts and unexpired leases.

         E. As required by the Disclosure Statement and Solicitation Procedures Order, Triarc and the Debtors, through their noticing agent, Bankruptcy Services, LLC ("BSI") on or about October 25, 2002, timely mailed the Information Packages containing a copy of the Disclosure Statement and Solicitation Procedures Order, the

------------------
1 Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Triarc Plan (a copy of which is annexed hereto as Exhibit A). Any capitalized term used in the Triarc Plan or in this Confirmation Order that is not defined in the Triarc Plan or in this Confirmation Order, but that is used in title 11 of the United States Code, 11 U.S.C. Sections 101 ET SEQ. (the "Bankruptcy Code"), or in the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), shall have the meaning ascribed to them in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

Confirmation Hearing Notice, the Debtors' Disclosure Statement, the Debtors' Plan, the Triarc Disclosure Statement, the Triarc Plan and the Committee Solicitation Letter, together with all exhibits thereto, to the holders of Claims and Equity Interests and those entitled to be served under Bankruptcy rules 2002 and 3017. An Affidavit of service has been filed with the Court.

         F. Also on or about October 25, 2002, pursuant to the terms of the Disclosure Statement and Solicitation Procedures Order, the Debtors and Triarc, through their noticing agent, BSI, timely mailed (i) to all holders of Claims in classes entitled to vote to accept or reject the Plan an appropriate form of Ballot and a Ballot return envelope as part of their Information Packages and (ii) to all holders of Claims and Equity Interests not entitled to vote a notice of non-voting status.

         G. On November 20, 2002, BSI filed the Certification and Transaction of voting attesting to and certifying the method and results of the ballot tabulation for the Class of Claims voting to accept or reject the Debtor's Plan and the Triarc Plan (the "Voting Report").

         H. Triarc received five objections to confirmation of its Plan: one from the Creditors Committee (the "Creditors Committee Objection"); one from Wells Fargo, a Secured Lender (the "Wells Fargo Objection"); one from Finova Capital Corporation (the "Finova Objection"), a Secured Lender; one from J. Corman Family Limited Partnership (the "J. Corman Objection"), an unsecured creditor, and one from Bowie, County of Brazos, City of College Station, College Station ISD, County of Denton, City of the Colony, County of Erath, County of Leon, Buffalo ISD, Midland CAD (the "Texas Tax Authority Objection"). The Finova Objection has been resolved as stated on the record at the Confirmation Hearing. The Texas Tax Authority Objection has been consensually resolved in its entirety, as set forth in subparagraph ____ hereof. The Wells Fargo Objection, the Creditors Committee Objection and the J. Corman Objection have been resolved or overruled.

         I. On November 21, 2002, Triarc filed (i) a memorandum of law (the "Confirmation Memorandum") and (ii) the Declaration of Jon P. May (the "May Declaration").

         J. The Confirmation Hearing was held on November 25, 2002 at 11:00 a.m. NOW, THEREFORE, based upon the Court's review of the Confirmation Memorandum, the May Declaration and the Voting Report previously filed with the Court and upon (i) all of the evidence proffered or adduced and arguments of counsel made at the Confirmation Hearing and (ii) the entire record of the chapter 11 cases (the "Chapter 11 Cases"), and after due deliberation thereon and good cause appearing therefor:

                    FINDINGS OF FACT AND CONCLUSIONS OF LAW (2)
                    ---------------------------------------

                  IT IS HEREBY FOUND AND DETERMINED THAT:

                  1. EXCLUSIVE JURISDICTION; VENUE; CORE PROCEEDING (28 U.S.C. SECTIONS 157, 1334(a), 1408 AND 1409). This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. Sections 157 and 1334. Venue is proper before the Court pursuant to 28 U.S.C. Sections 1408 and 1409. Confirmation of the Triarc Plan is a core proceeding under 28 U.S.C. Section 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Triarc Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

                  2. JUDICIAL NOTICE. This Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held

--------------------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. SEE Fed. R. Bankr. P. 7052.

before the Court during the Chapter 11 Cases, including, without limitation, the hearing to consider the adequacy of the Triarc Disclosure Statement.

                  3. BURDEN OF PROOF. Triarc, as proponent of the Triarc Plan, has the burden of proving the elements of subsections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

                  4. TRANSMITTAL AND MAILING OF MATERIALS; NOTICE. The Information Package was transmitted and served in compliance with the Disclosure Statement and Solicitation Procedures Order and the Bankruptcy Rules, and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and the other dates and hearings described in the Disclosure Statement and Solicitation Procedures Order was given in compliance with the Bankruptcy Rules and the Disclosure Statement and Solicitation Procedures Order, and no other or further notice is or shall be required.

                  5. TRIARC PLAN'S COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE (11 U.S.C. SECTION 1129(a)(1)). As set forth below, the Triarc Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

                           (i)      PROPER CLASSIFICATION OF CLAIMS AND EQUITY
INTERESTS (11 U.S.C. SECTIONS 1122, 1123(a)(1)). In addition to Administrative Claims, Fee Claims and Priority Tax Claims, which need not be classified, the Triarc Plan provides for the classification of Claims and Equity Interests into seven (7) separate Classes (with additional subclasses) based upon differences in the legal nature and/or priority of such Claims and Equity Interests. The Claims or Equity Interests placed in each Class are substantially similar to other Claims or Equity Interests, as the case may be, in such Class. Valid business, factual and/or legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Triarc Plan, and, therefore, the Plan does not unfairly discriminate among holders of Claims or Equity Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

                           (ii)     SPECIFICATION OF UNIMPAIRED CLASSES (11
U.S.C. SECTIONS 1123(a)(2)). Section IV of the Triarc Plan specifies that Classes 1A, 1B, 1C, 3A, 3B, 3C, 6A, 6B, 7B and 7C are not impaired, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

                           (iii)    SPECIFICATION OF TREATMENT OF IMPAIRED
CLASSES (11 U.S.C. SECTIONS 1123(a)(3)). Section IV of the Triarc Plan designates Classes 2A, 2B, 2C, 4, 5 and 7A as impaired and specifies the treatment of Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

                           (iv)     EQUAL TREATMENT WITHIN CLASSES (11 U.S.C.
SECTIONS 1123(a)(4)). The Triarc Plan in Section IV provides for the same treatment by Triarc for each Claim or Equity Interest in a particular Class unless the holder of a particular Claim or Equity Interest in such Class has agreed to a less favorable treatment of its Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

                            (v)     IMPLEMENTATION OF THE TRIARC PLAN (11 U.S.C.
SECTIONS 1123(a)(5)). The Triarc Plan provides adequate and proper means for implementation of the Triarc Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

                            (vi)    CHARTER PROVISIONS (11 U.S.C. SECTIONS
1123(a)(6)). Pursuant to Sections VII.B and IX.E of the Triarc Plan, the certificates of incorporation, which were filed with the Court on November 8, 2002 as part of the Plan Supplement, prohibit the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

                            (vii)   SELECTION OF OFFICERS AND DIRECTORS (11
U.S.C. SECTIONS 1123(a)(7)). Section VII.C of the Triarc Plan provides that the Plan Administrator shall serve as the sole officer and sole director of Reorganized ICH. Section VI.D.4 of the Triarc Plan further provides that the Plan Administrator shall be compensated from the

ICH Operating Reserve pursuant to the terms of the Plan Administrator Agreement, which was filed with the Court on November 8, 2002 as part of the Plan Supplement.

                           (viii)   Section VIII.B of the Triarc Plan provides
that the initial board of directors of Reorganized Sybra will consist of four
(4) members, and they are as follows: Nelson Peltz, Peter W. May, Michael C. Howe and Jonathan P. May, none of which is currently affiliated with the Debtors. The Board of Directors of Reorganized Sybra will select a Chairman of the Board of Directors at its initial meeting. Article VIII.B of the Triarc Plan further provides that the initial board of directors of Reorganized Sybra Conn. will consist of three (3) members, and they are as follows: Brian Schorr, Kenneth A. Thomas and Curtis S. Gimson, none of which is currently affiliated with the Debtors. The Board of Directors of Reorganized Sybra Conn. will select a Chairman of the Board of Directors at its initial meeting. The Triarc Plan also provides that the Officers of Reorganized Sybra and Sybra Conn. will be disclosed prior to the Confirmation Hearing. The Officers were disclosed on November 15, 2002, as Michael Howe, Chief Executive Officer, David J. Fitnitch, Senior Vice President/Chief Operating Officer, Glen V. Freter, Senior Vice President/Chief Financial Officer and F. Edward Chappell, Senior Vice President/Business Development. John Bicks and Robert Drechsler will continue their employment for one year in titles to be determined. The foregoing provisions of the Triarc Plan for the selection of directors and officers are consistent with the interests of creditors and equity holders and with public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

                           (ix)     RULE 3016(a) OF THE BANKRUPTCY RULES. The
Triarc Plan is dated and identifies the entity submitting it, thereby satisfying Rule 3016(a) of the Bankruptcy Rules.

                 6. TRIARC'S COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE (11 U.S.C. SECTIONS 1129(a)(2)). Triarc has complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically:

                           (i)      Triarc is a proper proponent of the Triarc
Plan under section 1121(c) of the Bankruptcy Code;

                           (ii)     Triarc has complied with applicable
provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

                           (iii)    Triarc has complied with the applicable
provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement and Solicitation Procedures Order transmitting the Confirmation Hearing Notice and the Information Packages and in soliciting and tabulating votes on the Triarc Plan.

                  7. PLAN PROPOSED IN GOOD FAITH (11 U.S.C. SECTIONS 1129(a)(3)). Triarc has proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Triarc Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases and the formulation of the Triarc Plan. The Triarc Plan clearly has been proposed with the legitimate and honest purposes of reorganizing an continuing Sybra and Sybra Conn. as going concerns, liquidating ICH and providing substantial distributions to the Debtors' respective creditors (100% + to Sybra and Sybra Conn. unsecured creditors; 90% + to ICH unsecured creditors). The Triarc Plan furthers the chapter 11 goals of restructuring the Debtors' obligations and businesses in a manner that makes economic and business sense and maximizes value to the Debtors' estates.

                  8. PAYMENTS FOR SERVICES OR COSTS AND EXPENSES (11 U.S.C. SECTIONS 1129(a)(4)). Except as otherwise provided or permitted by the Triarc Plan, including, without limitation, pursuant to Sections III.C (governing payment of the reasonable fees and expenses of the Creditors' Committee or other Professionals and X.H (governing payment of the reasonable fees and expenses of Professionals that are incurred by the

Reorganized Debtors after entry of this Confirmation Order), any payment made or to be made by the Debtors or Triarc for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Triarc Plan and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code. Section XI of the Triarc Plan provides the Court will retain jurisdiction after the Effective Date to hear and determine all applications for allowance of compensation or reimbursement of expenses of Professionals pursuant to Sections 330, 331 and 503(b) of the Bankruptcy Code or the Triarc Plan.

                  9. DIRECTORS, OFFICERS AND INSIDERS (11 U.S.C. SECTIONS 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.

                           (i)      SELECTION OF OFFICERS AND DIRECTORS (11
U.S.C. SECTIONS 1129(a)(5). Section VII.C of the Triarc Plan provides that the Plan Administrator shall serve as the sole officer and sole director of Reorganized ICH. Section VI.D.4 of the Triarc Plan further provides that the Plan Administrator shall be compensated from the ICH Operating Reserve pursuant to the terms of the Plan Administrator Agreement, which was filed with the Court on November 8, 2002 as part of the Plan Supplement.

                           (ii)     Section VIII.B of the Triarc Plan provides
that the initial board of directors of Reorganized Sybra will consist of four
(4) members, and they are as follows: Nelson Peltz, Peter W. May, Michael C. Howe and Jonathan P. May, none of which is currently affiliated with the Debtors. The Board of Directors of Reorganized Sybra will select a Chairman of the Board of Directors at its initial meeting. Section VIII.B of the Triarc Plan further provides that the initial board of directors of Reorganized Sybra Conn. will consist of three (3) members, and they are as follows: Brian Schorr, Kenneth A. Thomas and Curtis S. Gimson, none of which is currently affiliated with the Debtors. The Board of Directors of Reorganized Sybra Conn. will select a Chairman of the Board of Directors at its initial meeting. The Triarc Plan also provides that the Officers of Reorganized Sybra and Sybra Conn. will be disclosed prior to the Confirmation Hearing. The Officers were disclosed on November 15, 2002, as Michael Howe, Chief Executive Officer, David J. Fitnitch, Senior Vice President/Chief Operating Officer, Glen V. Freter, Senior Vice President/Chief Financial Officer and F. Edward Chappell, Senior Vice President/Business Development. John Bicks and Robert Drechsler will continue their employment for one year in titles to be determined. The foregoing provisions of the Triarc Plan for the selection of directors and officers are consistent with the interests of creditors and equity holders and with public policy, thereby satisfying section 1129(a) (5) of the Bankruptcy Code.

                  10. NO RATE CHANGES (11 U.S.C. SECTIONS 1129(a)(6)). The Debtors' prices are not subject to governmental regulation. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in the Chapter 11 Cases.

                  11. BEST INTERESTS OF CREDITORS TEST (11 U.S.C. SECTIONS 1129(a)(7)). The Triarc Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The evidence proffered or adduced at the Confirmation Hearing, including the proffered testimony, and the affidavit, of Jon P. May, Senior Vice President of Triarc, and the proffered testimony of the Debtors' representative, (i) is persuasive and credible, (ii) has not been controverted by other evidence or challenged, and (iii) establishes that each holder of a Claim or Equity Interest in an impaired Class either (x) has accepted the Triarc Plan or (y) will receive or retain under the Triarc Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Triarc Plan, that is not less than the amount that it would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

                  12. ACCEPTANCE BY CERTAIN CLASSES (11 U.S.C. SECTIONS 1129(a)(8)). Each Class of Claims that is impaired under, and entitled to vote on, the Triarc Plan (i.e. Classes 2A, 2B, 2C, 4 and 5) has voted to accept the Triarc Plan in accordance with section 1126(c) of the Bankruptcy Code. Classes 1A, 1B, 1C, 3A, 3B, 3C, 6A, 6B, 7B
and 7C are unimpaired under the Triarc Plan and are conclusively presumed to have accepted the Triarc Plan under section 1126(f) of the Bankruptcy Code. Class 7A is not entitled to receive or retain any property under the Triarc Plan, and, therefore, is deemed to have rejected the Triarc Plan pursuant to section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to Class 7A, the Triarc Plan is confirmable because it satisfies section 1129(b) of the Bankruptcy Code with respect to such Class, as found below.

                  13. TREATMENT OF PRIORITY CLAIMS (11 U.S.C. SECTIONS 1129(a)(9)). The Triarc Plan's treatment of Allowed Administrative Claims, Allowed Other Priority Claims and Allowed Priority Tax Claims satisfies the requirements of sections 1129(a)(9)(A), (B), and (C) of the Bankruptcy Code, respectively. Sections III.A and IV.A of the Triarc Plan provides that, except to the extent that a holder of an Allowed Administrative Claim or Allowed Other Priority Claim agrees otherwise, each Allowed Administrative Claim and Other Priority Claims will be paid in Cash. In the case of Allowed Priority Tax Claims, the Triarc Plan provides, unless the holder of an Allowed Priority Tax Claim agrees otherwise, each holder of an Allowed Priority Tax Claim shall either receive payment in full in Cash or equal annual payments in an aggregate amount equal to such Allowed Priority Tax Claim together with interest at a fixed annual rate equal to the federal statutory rate, over a six-year period from the date of the assessment of such Allowed Priority Tax Claim.

                  14. ACCEPTANCE OF AT LEAST ONE IMPAIRED CLASS (11 U.S.C. SECTIONS 1129(a)(10)). Five (5) voting impaired Classes under the Triarc Plan (I.E., Classes 2A,

2B, 2C, 4 and 5) have voted to accept the Triarc Plan in requisite numbers and amounts without the need to include any acceptance of the Triarc Plan by any insider.

                  15. FEASIBILITY (11 U.S.C. SECTIONS 1129(a)(11)). As part of an analysis to determine whether the Debtors have the ability to meet their obligations under the Triarc Plan, Triarc prepared projections of the financial performance for Reorganized Sybra and Reorganized Sybra Conn. for 2003, 2004 and 2005. These projections, and the assumptions on which they are based, are included in the Financial Projections attached to the Triarc Disclosure Statement as Exhibit D. Based upon such projections, Triarc believes that the Reorganized Debtors will be able to fulfill all of their obligations under the Triarc Plan and, therefore, that confirmation of the Triarc Plan is not likely to be followed by liquidation or the need for further reorganization of the Debtors. The Triarc Disclosure Statement and the evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence or challenged, and (iii) establish that the Triarc Plan is feasible, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

                  16. PAYMENT OF CERTAIN FEES (11 U.S.C. SECTIONS 1129(a)(12)). All fees payable on or before the Effective Date under 28 U.S.C. ss. 1930 either have been paid or will be paid on the Effective Date pursuant to
Section XII.A of the Triarc Plan. Accordingly, the Triarc Plan satisfies section 1129(a)(12) of the Bankruptcy Code.

                  17. CONTINUATION OF RETIREE BENEFITS (11 U.S.C. SECTIONS 1129(a)(13)). Pursuant to Section IV.D of the Triarc Plan, all retiree benefits will continue at levels established pursuant to section 1114 of the Bankruptcy Code. Thus, the Triarc Plan satisfies section 1129(a)(13) of the Bankruptcy Code.

                  18. FAIR AND EQUITABLE; NO UNFAIR DISCRIMINATION (11 U.S.C. SECTIONS 1129(b)). Class 7A is a impaired Class that has not accepted the Triarc Plan. This is the only Class that has not accepted, or been deemed to have not accepted, the Triarc Plan. Triarc presented uncontroverted evidence at the Confirmation Hearing that the

Triarc Plan does not discriminate unfairly and is fair and equitable with respect to Class 7A, as required by section 1129(b)(1) of the Bankruptcy Code. Thus, although section 1129(a)(8) has not been satisfied with respect to Class 7A, the Triarc Plan is confirmable because the Triarc Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Class 7A.

                  19. GOOD FAITH SOLICITATION (11 U.S.C. SECTIONS 1125(e)). Based upon the record before the Court, Triarc and the balloting agent, BSI, have solicited votes on the Triarc Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpatory and injunctive provisions set forth in Section X.E of the Triarc Plan.

                  20. NO OBJECTIONS TO ASSUMED CONTRACTS AND LEASES. No non-Debtor party to any of the executory contracts and unexpired leases pursuant to Section VI of the Triarc Plan has objected to its assumption.

                  21. ICH HAS CORPORATE AUTHORITY TO EXECUTE THE NEWCO PURCHASE AND FUNDING AGREEMENT. ICH has full corporate power and authority to execute the NewCo Purchase and Funding Agreement and all other documents contemplated thereby, and to consummate the transactions contemplated by the NewCo Purchase and Financing Agreement. No consents or approvals, other than those expressly provided for in the NewCo Purchase and Funding Agreement, are required for ICH to consummate such transactions.

                  22. ASSET SALE IS IN THE BEST INTERESTS OF DEBTORS' ESTATES AND CREDITORS. Approval of ICH's entry into the NewCo Purchase and Funding Agreement and the sale of the ICH Assets (the "Asset Sale") at this time are in the best interests of the Debtors' estates and their creditors and (i) a good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for the Asset Sale pursuant to section 1123(a)(5)(d) of the Bankruptcy Code have been demonstrated.

                  23. NEWCO PURCHASING AND FUNDING AGREEMENT WAS NEGOTIATED IN GOOD FAITH. The NewCo Purchase and Funding Agreement was proposed and entered into by and between Triarc Restaurant Holdings, LLC ("NewCo") and the Debtors without collusion and in good faith. NewCo is a good faith purchaser under section 363(m) of the Bankruptcy Code and, as such, is entitled to all of the protections afforded thereby. Neither Triarc, NewCo nor the Debtors have engaged in any conduct that would cause or permit the NewCo Purchase and Funding Agreement to be avoided under section 363(n) of the Bankruptcy Code.

                  24. NEWCO WILL ACT IN GOOD FAITH. In the absence of a stay pending appeal, NewCo will be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in closing the transactions contemplated by the NewCo Purchase and Funding Agreement at any time after the entry of this Order.

                  25. NEWCO PURCHASE AND FUNDING AGREEMENT IS THE HIGHEST AND BEST OFFER. The NewCo Purchase and Funding Agreement is the highest and best offer for the ICH Assets and will provide a greater recovery for the Debtors' estates than would be provided by any other practical, available, or offered alternative, including, without limitation, under the Debtors' Plan.

                  26. FAIR CONSIDERATION. The consideration provided by NewCo for the ICH Assets pursuant to the NewCo Purchase and Funding Agreement constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and applicable non-bankruptcy law.

                  27. LEGAL, VALID AND EFFECTIVE TRANSFER. The transfer of the ICH Assets to Newco pursuant to the NewCo Purchase and Funding Agreement will be a legal, valid, and effective transfer of the ICH Assets, and vests or will vest NewCo with all right, title, and interest of ICH to the ICH Assets free and clear of mortgages, security interests, conditional sales or other title retention agreements, pledges, liens, claims, judgments, demands, encumbrances (including, without limitation, claims and encumbrances that purport to give to any party a right or option to effect any forfeiture, modification or termination of ICH's or NewCo's interests in the ICH Assets in respect of taxes, easements, restrictions, rights of first refusal, charges or interests of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, the "Interests")), with the exception of those Interests expressly assumed in connection with the NewCo Purchase and Funding Agreement, all such non-assumed Interest(s) to attach to the Debtors' interest in the proceeds of the Asset Sale (the "Sale Proceeds") in order of priority as set forth in the Triarc Plan.

                  28. ICH ASSETS ARE FREE AND CLEAR OF ALL INTERESTS. ICH may sell the ICH Assets free and clear of all Interests because, in each case, one or more of the standards set forth in section 363(f)(1)-(5) of the Bankruptcy Code has been satisfied.

                  29. SATISFACTION OF CONFIRMATION REQUIREMENTS. The Triarc Plan satisfies the requirements for confirmation set forth in subsections 1129(a) and (b) of the Bankruptcy Code.

                  30. RETENTION OF JURISDICTION. The Court may properly retain jurisdiction over the matters set forth in Section X of the Triarc Plan, the NewCo Purchasing and Funding Agreement and paragraph 67 below.

                  31. SATISFACTION OF 11 U.S.C. SECTIONS 1129(c). The Triarc Plan satisfies the requirement for confirmation set forth in subsection 1129(c) of the Bankruptcy Code, as, among other things, creditors prefer the Triarc Plan to the Debtors' Plan as evidenced by the Voting Report.

                                     DECREES
                                     -------

                  NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

                           APPROVAL OF THE TRIARC PLAN
                           ---------------------------

                  32. CONFIRMATION. The Triarc Plan (a copy of which is annexed hereto as Exhibit A), is approved and confirmed under section 1129 of the Bankruptcy Code. All objections to the Triarc Plan not heretofore withdrawn are overruled in their entirety.

                  33. PROVISIONS OF THE TRIARC PLAN AND ORDER NON-SEVERABLE AND MUTUALLY DEPENDENT. The provisions of the Triarc Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are non-severable and mutually dependent.

                  34. THE TRIARC PLAN CLASSIFICATION CONTROLLING. The classification of Claims and Equity Interests for purposes of the distributions to be made under the Triarc Plan shall be governed solely by the terms of the Triarc Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors' creditors and equity holders in connection with voting on the Triarc Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Triarc Plan, (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Equity Interests under the Triarc Plan for distribution purposes, and (iii) shall not be binding on the Debtors, their estates, the Reorganized Debtors or Triarc.

                  35. BINDING EFFECT. Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as expressly provided in the Triarc Plan or this Confirmation Order, the provisions of the Triarc Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Triarc Plan) and the Confirmation Order shall be binding on (i) the Debtors,
(ii) Reorganized Debtors (iii) all holders of Claims against and Equity

Interests in the Debtors, whether or not impaired under the Triarc Plan and whether or not, if impaired, such holders accepted the Triarc Plan, and (iv) each person acquiring property under the Triarc Plan.

                  36. REVESTING OF ASSETS. Pursuant to Section X.C. of the Triarc Plan, the property of the ICH Estate other than the ICH Assets shall be revested in Reorganized ICH on the Effective Date. The property of the Sybra Estate and the Sybra Conn. Estates shall be revested in Reorganized Sybra and Reorganized Sybra Conn., respectively, on the Effective Date. All of the property of the Reorganized Debtors' Estates shall be revested free and clear of all claims, liens, encumbrances, charges and other interests of creditors and equity security holders. The Reorganized Debtors may operate their businesses free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Triarc Plan and this Order.

                  37. INJUNCTION. Except as otherwise expressly provided in the Triarc Plan, or under any assumed executory contract or unexpired lease or Secured Loan Document, this Confirmation Order, or a separate order of the Court, shall provide, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtors, which arose before or were held as of the Effective Date, are permanently enjoined on, and after the Effective Date, from (a) commencing or continuing, in any manner or in any place, any action or other proceeding of any kind against the Debtors or with respect to such Claim or Equity Interest; (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of such Claim or Equity Interest; (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors, the ICH Plan Administrator, Triarc and NewCo) and their respective properties and interests in property.

                  38. CONTINUATION OF AUTOMATIC STAY. All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect through and including the Effective Date.

                  39. REJECTED AND ASSUMED CONTRACTS AND LEASES. Except as otherwise provided in the Triarc Plan, or in any contract, instrument, release or other agreement or document entered into in connection with the Triarc Plan,
(i) each of the executory contracts and unexpired leases on Schedule A to the Triarc Plan are assumed by the Reorganized Debtor party thereto, (ii) each of the executory contracts and unexpired leases on Schedule B to the Triarc Plan are rejected by the Reorganized Debtors, in each case effective on and subject to the occurrence of the Effective Date. The Reorganized Debtors shall have thirty (30) days after the Effective Date to assume or reject any remaining executory contracts, otherwise such remaining executory contracts will be deemed rejected. The Reorganized Debtors, except as otherwise agreed by the parties, will cure any and all undisputed defaults within 60 days of the Effective Date under any executory contract, unexpired lease or employment agreement assumed pursuant to this Plan in accordance with section 365 of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtors or the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties. This Order shall constitute an order of the Court approving the rejections and assumptions described in Section VI of the Triarc Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

                  40. GENERAL AUTHORIZATIONS; PLAN MODIFICATIONS. Pursuant to section 1142(b) of the Bankruptcy Code, (i) the Debtors, (ii) Reorganized Debtors, and (iii) all other necessary parties are authorized and empowered to
(x) execute and deliver any instrument, agreement or document and (y) perform any act that is necessary, desirable, or required to comply with the terms and conditions of the Triarc Plan and consummation of the Triarc Plan, and are authorized and empowered, without limitation, to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, and other agreements or documents created in connection with the Triarc Plan. After entry of this Order, the Reorganized Debtors may amend or modify the Triarc Plan or remedy any defect or omission or reconcile any inconsistency in the Triarc Plan in such a manner as may be necessary to carry out the purpose and intent of the Triarc Plan. Subject to Triarc's right to amend, modify or withdraw the Triarc Plan prior to entry of this Order, any provision of the Triarc Plan that is determined by the Court to cause the Triarc Plan to be not comfortable shall be ineffective without affecting in any way the remaining provisions of the Triarc Plan.

                  41. PLAN SUPPLEMENT APPROVED. The forms, terms and provisions of each of the Plan Supplement documents (collectively, the "Plan Documents") filed with the Court on November 8, 2002 are hereby approved. The Reorganized Debtors and Triarc are hereby authorized, until the Triarc Plan shall have become effective in accordance with its terms, to make non-material amendments, supplements or modifications to any of the Plan Documents, consistent with the terms of each of the Plan Documents. Each of the Plan Documents shall constitute a legal, valid, binding and authorized obligation of the respective parties thereto, enforceable in accordance with its terms (except as enforceability may be limited by any bankruptcy or insolvency proceeding filed by any party thereto subsequent to the date of the execution of such document).

                  42. ICH PLAN ADMINISTRATOR APPROVED. From and after the Effective Date, Hobart G. Truesdell and Walker, Truesdell, Radick & Associates, Inc. are approved to serve as the ICH Plan Administrator pursuant to the terms of the ICH Plan Administrator Agreement.

                  43. AUTHORIZATIONS UNDER APPLICABLE LAW. The Debtors are authorized, empowered, and directed pursuant to section 303 of the Delaware General Corporation Law, or such other similar law that may apply in the jurisdiction where such Debtor is incorporated, to take any and all actions necessary or desirable to implement the transactions contemplated by the Triarc Plan and this Order, all without further corporate action or action of the directors or stockholders of the Reorganized Debtors.

                  44. EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, any transfer from the Debtors to the Reorganized Debtors or otherwise pursuant to the Triarc Plan shall not be subject to any stamp, real estate transfer, recording or other similar tax or governmental assessment, and this Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                  45. BAR DATE FOR ADMINISTRATIVE CLAIMS. Except as otherwise ordered by this Court, all holders of asserted Administrative Claims shall submit proofs of Claim on or before the 30th day after the Confirmation Date (the "Administrative Claims Bar Date") or be forever barred from doing so. The Reorganized Debtors shall have 30 days (or such longer period as may be allowed by order of this Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims and serve such objections upon the holders of such Administrative Claims. The following persons or entities need not file a proof of Administrative Claim:

                           (i)      any person who, or entity which, has already
filed a proof of Administrative Claim against the Debtors with the Clerk of the Court;

                           (ii)     any holder of a Claim for compensation for
services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 327, 328, 330, 331, or 503(b) of the Bankruptcy Code; and

                           (iii)    any holder of an Administrative Claim that
has heretofore been deemed Allowed under the Triarc Plan or been Allowed by order of the Court.

                  46. PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS. As provided in Section III.C of the Triarc Plan, all entities requesting compensation or reimbursement Fee Claims pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors prior to the Effective Date shall file and serve on the Reorganized Debtors counsel to the Reorganized Debtors, the ICH Plan Administrator and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court, an application for final allowance of compensation and reimbursement of expenses no later than thirty (30) days after the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Debtors and counsel for the Reorganized Debtors and the requesting Party by thirty (30) days (or such longer period as may be allowed by order of the Court) after the date an application for final allowance of such Fee Claim was served.

                  47. OBJECTIONS TO AND RESOLUTION OF CLAIMS AND EQUITY INTERESTS. Except as otherwise provided in the Triarc Plan, Reorganized ICH, Reorganized Sybra Conn. and Reorganized Sybra, as applicable, shall have the exclusive right to make and file objections to Claims subsequent to the Confirmation Date. Except as provided in the Triarc Plan, all objections shall be litigated to a Final Order. Unless otherwise ordered by the Court, all such objections shall be filed and served upon holders of the Claim of Equity Interest objected to as soon as practicable, but in no event later than 60 days after the Effective Date (or such later date as may be approved by the Court.) The time frame in which the Reorganized Debtors can object to Administrative
Clams shall be governed by paragraph 45 above.


              APPROVAL OF THE NEWCO PURCHASE AND FUNDING AGREEMENT
              ----------------------------------------------------

                  48. APPROVAL OF THE NEWCO PURCHASE AND FUNDING AGREEMENT. The Purchase and Funding Agreement, and all of the transactions contemplated thereby be, and hereby are, approved in all respects.

                  49. DEBTORS AND AUTHORIZED TO CONSUMMATE THE ASSET SALE. Pursuant to section 1123(a)(5)(D) of the Bankruptcy Code, the Debtors are authorized and directed to consummate the Asset Sale, pursuant to and in accordance with the terms and conditions of the NewCo Purchase and Funding Agreement and the instruments and agreements contemplated thereby.

                  50. AUTHORITY TO DELIVER AND PERFORM UNDER THE NEWCO PURCHASE AND FUNDING AGREEMENT. ICH is authorized and directed to execute and deliver, and empowered to perform under, consummate and implement, the NewCo Purchase and Funding Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the NewCo Purchase and Funding Agreement, and to take all further actions as may reasonably be requested by NewCo for the purpose of assigning, transferring, granting, conveying and conferring to NewCo, or reducing to possession, the ICH Assets, or as may be necessary or appropriate, to the performance of the obligations as contemplated by the NewCo Purchase and Funding Agreement.

                  51. TRANSFER OF ICH ASSETS IS FREE AND CLEAR. Pursuant to sections 105(a) and 1123(a)(5)(D) of the Bankruptcy Code, the ICH Assets shall be transferred to NewCo, and upon consummation of the NewCo Purchase and Funding Agreement, shall be, free and clear of (a) all Interests (as defined in Paragraph 12 above), and (b) all debts arising under, relating to, or in connection with any acts of ICH, claims (as that term is defined in section 101(5) of the Bankruptcy Code), obligations, demands, guaranties, options, rights, contractual commitments, restrictions, interest and matters of any kind and nature, whether arising prior to or subsequent to the commencement of the Chapter 11 cases, and whether imposed by agreement, understanding, law, equity or otherwise (including, without limitation, claims and encumbrances (i) that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of any of ICH's or NewCo's interests in the ICH Assets, or any similar rights, or (ii) in respect of taxes) (collectively, "Claims"), with the exception of those Claims and Interests expressly assumed in connection with the NewCo Purchase and Funding Agreement, with all such non-assumed Interests and Claims to attach to ICH's interest in the proceeds of the Asset Sale in the order of their priority, with the same validity, force and effect which they now have as against the ICH Assets, subject to any claims and defenses ICH may possess with respect thereto.

                  52. HOLDERS OF CLAIMS AND INTERESTS ARE ENJOINED. Except as expressly permitted by the NewCo Purchase and Funding Agreement, all persons and entities holding Interests or Claims of any kind and nature with respect to the ICH Assets are hereby enjoined from asserting, prosecuting or otherwise pursuing such Interests and Claims of any kind and nature against NewCo, its successors or assigns, or the ICH Assets.

                  53. CONSIDERATION FOR ICH ASSETS CONSTITUTES REASONABLY EQUIVALENT VALUE. The consideration provided by NewCo for the ICH Assets under the NewCo Purchase and Funding Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

                  54. CONSIDERATION FOR ICH ASSETS IS FAIR AND REASONABLE. The consideration provided by NewCo for the ICH Assets under the NewCo Purchase and

Funding Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

                  55. TRANSFER TITLE IN ICH ASSETS TO NEWCO. On the Effective Date, this Order will be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the ICH Assets or a bill of sale transferring good and marketable title in such ICH Assets to NewCo. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the NewCo Purchase and Funding Agreement.

                  56. CREDITORS ARE AUTHORIZED AND DIRECTED TO RELEASE INTERESTS OR CLAIMS. On the Effective Date, each of the Debtors' creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Interests in or Claims against the ICH Assets, if any, as may have been recorded or may otherwise exist.

                  57.      INTERESTS AND CLAIMS HAVE BEEN RELEASED. This Order
(a) is and shall be effective as a determination that, subject to those Claims and Interests expressly assumed in connection with the NewCo Purchase and Funding Agreement, on the Effective Date, all Interests and Claims of any kind or nature whatsoever existing as to ICH or the ICH Assets prior to the Effective Date have been unconditionally released, discharged and terminated, and that the conveyances described herein have been effected, and (b) shall be binding upon and shall govern the acts of all entities, including without limitation all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the ICH Assets.

                  58. AUTHORITY TO FILE RELEASES. If any person or entity that has filed financing statements, mortgages, mechanic's liens, LIS PENDENS, or other documents or agreements evidencing Claims against or Interests in the ICH Assets shall not have delivered to ICH prior to the Effective Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, and/or releases of all Claims or Interests which such person or entity has with respect to the ICH Assets, ICH is hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the ICH Assets.

                  59. SURRENDER POSSESSION OF ICH ASSETS. All entities who are presently, or on the Effective Date may be, in possession of some or all of the ICH Assets are hereby directed to surrender possession of the ICH Assets to NewCo on the Effective Date.

                  60. ICH ASSETS ARE FREE AND CLEAR OF ALL CLAIMS AND INTERESTS. The sale, transfer, assignment and delivery of the ICH Assets shall not be subject to any Interests or Claims, and Interests or Claims of any kind or nature whatsoever shall remain with, and continue to be obligations of, ICH. All persons holding Interests in or Claims against ICH or the ICH Assets of any kind or nature whatsoever shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such Interests or Claims of any kind or nature whatsoever against NewCo, its property, its successors and assigns, its affiliates or ICH Assets, with respect to any Interest or Claims of any kind or nature whatsoever such person or entity had, has, or may have against or in ICH, its estate, or the ICH Assets. Following the Effective Date, no holder of an Interest in or Claim against ICH shall interfere with NewCo's title to use and enjoyment of the ICH Assets based on or related to such Interests or Claims and all such Claims and Interests, if any, shall be and hereby are channeled, transferred and attached solely and exclusively to the distributions provided to ICH creditors under the Triarc Plan. All persons who hold any interests in ICH are forever barred, estopped and permanently enjoined from asserting or prosecuting any claims or causes of action against ICH or its affiliates, or any of their respective officers, directors, employees, attorneys or advisors, arising out of or in connection with the Asset Sale.

                  61. TRANSACTION UNDERTAKEN IN GOOD FAITH. Upon the granting of this Order by this Court, with respect to the NewCo Purchase and Funding Agreement, Triarc and NewCo shall be entitled to the protection of section 363(m) of the Bankruptcy Code. The transactions contemplated by the NewCo Purchase and Funding Agreement are undertaken by NewCo in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and, accordingly, the reversal or modification on appeal of this Order and the authorization to consummate the transactions provided herein shall not affect the validity of any transfer under the NewCo Purchase and Funding Agreement and this Order to NewCo, unless such transfer is duly stayed pending such appeal.

                  62. BINDING EFFECT OF THE PURCHASE AND FUNDING AGREEMENT. The terms and provisions of the NewCo Purchase and Funding Agreement and this Order shall be binding in all respects upon, and shall insure to the benefit of, the Debtors, their estates, and their creditors and interest holders, Triarc, NewCo and their respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting a Claim against or Interest in the ICH Assets to be sold to NewCo pursuant to the NewCo Purchase and Funding Agreement, notwithstanding any subsequent appointment of any trustee for the Debtors under any chapter of the Bankruptcy Code, as to which trustee such terms and provisions likewise shall be binding in all respects.

                  63. REFERENCES TO NEWCO PURCHASE AND FUNDING AGREEMENT PROVISIONS. The failure specifically to include or to reference any particular provision of the NewCo Purchase and Funding Agreement in this Order shall not diminish or impair the effectiveness of such provision.

                  64. Modifications to the NewCo Purchase and Funding Agreement. The NewCo Purchase and Funding Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by the parties thereto, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement is not material.

                               GENERAL PROVISIONS
                               ------------------

                  65. PAYMENT OF FEES. All fees payable by the Debtors on or before the Effective Date pursuant to 28 U.S.C. ss. 1930 shall be paid by the Debtors on or before the Effective Date and all such fees payable thereafter shall be paid by the Reorganized Debtors.

                  66.      FAILURE TO CONSUMMATE PLAN. In accordance with
Section X.D of the Triarc Plan, if the Effective Date does not occur on or before sixty (60) days after the Confirmation Date, upon notification submitted by Triarc to this Court: (i) this Confirmation Order shall be vacated, (ii) no distributions under the Triarc Plan shall be made, (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (iv) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Triarc Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

                  67. RETENTION OF JURISDICTION. This Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Cases, the Triarc

Plan and the NewCo Purchase and Funding Agreement, all amendments thereto, pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                           (i)      to hear and determine applications for the
assumption or rejection of executory contracts or unexpired leases pending on the Confirmation Date, and the allowance of Claims resulting therefrom;

                           (ii)     to determine any other applications,
adversary proceedings, and contested matters pending on the Effective Date;

                           (iii)    to ensure that distributions to holders of
Allowed Claims are accomplished as provided in the Triarc Plan;

                           (iv)     to resolve disputes as to the ownership of
any Claim or Equity Interest;

                           (v)      to hear and determine timely objections to
Administrative Claims, Claims and Equity Interests;

                           (vi)     to enter and implement such orders as may be
appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                           (vii)    to issue such orders as are necessary in aid
of execution of the Triarc Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

                           (viii)   to consider any modifications of the Triarc
Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, this Order;

                           (ix)     to hear and determine all applications for
compensation and reimbursement of expenses of Professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

                           (x)      to hear and determine disputes arising in
connection with the interpretation, implementation, or enforcement of the Triarc Plan;

                           (xi)     to hear and determine any issue for which
the Triarc Plan requires a Final Order of the Court;

                           (xii)    to hear and determine matters concerning
state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                           (xiii)   to hear any other matter not inconsistent
with the Bankruptcy Code;

                           (xiv)    to hear and determine disputes arising in
connection with compensation and reimbursement of expenses of Professionals for services rendered during the period commencing on the Confirmation Date through and including the Effective Date;

                           (xv)     to hear and determine all avoidance actions
commenced by Reorganized Derby pursuant to sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code;

                           (xvi)    to enter a final decree closing the Chapter
11 Cases.

                  68. ACCEPTANCE AND EXECUTION OF PLAN SUPPLEMENT. Each and every federal, state and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Triarc Plan and the Plan Documents including, without limitation, documents and instruments for recording in county and state offices where any Plan Document may need to be filed in order to effectuate the Triarc Plan.

                 69. NOTICE OF ENTRY OF CONFIRMATION ORDER; NOTICE OF ADMINISTRATIVE CLAIMS BAR DATE. On or before the tenth (10th) Business Day following the date of entry of this Confirmation Order, the Reorganized Debtors shall serve notice of entry of this Confirmation Order (which notice shall include notice of the Administrative Claims Bar Date) pursuant to Rules 2002(f)(7), 2002(k) and 3020(c) of the Bankruptcy Rules on all creditors, the United States Trustee and other parties in interest, by causing a notice of entry of the Confirmation Order and the Administrative Claims Bar Date in substantially the form of the notice annexed hereto as Exhibit B, which form is hereby approved (the "Notice of Confirmation and Administrative Claims Bar Date"), to be delivered to such parties by first class mail, postage prepaid; PROVIDED, HOWEVER, that notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any person to whom the Debtors mailed a notice of the Confirmation Hearing but received such notice returned marked "undeliverable as addressed," "moved - left no forwarding address" or "forwarding order expired," or similar marking, unless the Debtors have been informed in writing by such person of that person's correct address.

                  70. REFERENCES TO TRIARC PLAN PROVISIONS. The failure specifically to include or reference any particular provision of the Triarc Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Triarc Plan be confirmed in its entirety.

                  71. CONFIRMATION ORDER CONTROLLING. If there is any direct conflict between the Triarc Plan and this Order, the terms of this Order shall control.

                  72. EXCULPATION AND CODE OF PROFESSIONAL RESPONSIBILITY. The exculpation provided for herein shall not limit any professional's liability to its client contrary to the requirements of DR 6-102 of the Code of Professional Responsibility, as applicable.

                  73. REVERSAL. If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Triarc Plan prior to Triarc's receipt of written notice of any such order. Notwithstanding any such reversal, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order and the Triarc Plan and all Plan Documents or any amendments or modifications thereto.

                  74. APPLICABLE NON-BANKRUPTCY LAW. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Order, the Triarc Plan, and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

                  75. Notwithstanding Bankruptcy Rule 7062, this Order shall be effective and enforceable immediately upon entry.


Dated:       New York, New York
             November __, 2002



                                          ______________________________________
                                          HONORABLE PRUDENCE BEATTY CARTER
                                          UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT A


                       THE THIRD AMENDED PLAN WAS FILED ON
                                NOVEMBER 22, 2002

                                    EXHIBIT B

SOUTHERN DISTRICT OF NEW YORK


--------------------------------------x
                                      :    Chapter 11
                                      :
                                      :    Case No. 02-10485 (PCB)
In re:                                :    Case No. 02-10486 (PCB)
                                      :    Case No. 02-10488 (PCB)
                                      :
                                      :      (Jointly Administered)
ICH CORPORATION, et al.,              :
                                      :
                                      :
                          Debtors.    :
                                      :
                                      :
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                     NOTICE OF (A) ENTRY OF ORDER CONFIRMING
                  TRIARC COMPANIES, INC.'S THIRD AMENDED JOINT
                   PLAN OF REORGANIZATION FOR ICH CORPORATION,
                 SYBRA, INC AND SYBRA OF CONNECTICUT, INC. DATED
            NOVEMBER 22, 2002 AND (B) ADMINISTRATIVE CLAIMS BAR DATE

TO ALL CREDITORS, EQUITY INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST OF THE ICH CORPORATION, SYBRA, INC. AND SYBRA OF CONNECTICUT, INC.:

         PLEASE TAKE NOTICE that on November 25, 2002 (the "Confirmation Date"), the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered Findings of Fact, Conclusions of Law, and Order (the "Confirmation Order") under Section 1129(a) of the Bankruptcy Code and Rule 3020 of the Bankruptcy Rules Confirming Triarc Companies, Inc.'s ("Triarc") Third Amended Joint Plan of Reorganization for ICH Corporation, Sybra, Inc., and Sybra of Connecticut, Inc.(collectively, the "Debtors") dated November 22, 2002 (the "Plan") (unless otherwise defined, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan).

         PLEASE TAKE FURTHER NOTICE that, pursuant to section 1141(a) of the Bankruptcy Code, the provisions of the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and the Confirmation Order shall bind (i) the Debtors and their estates, (ii) the Reorganized Debtors, (iii) all holders of claims against and equity interests in the Debtors, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan or received or retained any property under the Plan and (iv) each person acquiring property under the Plan.

         PLEASE TAKE FURTHER NOTICE that, other than executory contracts and unexpired leases which (x) were the subject of a motion to reject pending on the

Confirmation Date, (y) were previously assumed or rejected by the Debtors, or
(z) have expired or terminated pursuant to their own terms during the pendency of the Chapter 11 Cases, the Reorganized Debtors shall have thirty (30) days after the Effective Date to assume any remaining executory contracts, otherwise such remaining executory contracts will be deemed rejected, pursuant to the Plan. The Reorganized Debtors, except as otherwise agreed by the parties, will cure any and all undisputed defaults within 60 days of the Effective Date under any executory contract or unexpired lease or employment agreement assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtors' or the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

         PLEASE TAKE FURTHER NOTICE that any party in interest wishing to obtain a copy of the Confirmation Order may request such copy at its own expense by contacting John R. Ashmead, Paul, Weiss, Rikfind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, (212) 373-3000. Copies of the Confirmation Order may also be reviewed during regular business hours at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004 or at https://ecf.nysb.uscourts.gov/.

                         ADMINISTRATIVE CLAIMS BAR DATE
                         ------------------------------

         PLEASE TAKE FURTHER NOTICE that, except as otherwise ordered by the Bankruptcy Court, all holders of Administrative Claims, which are claims arising on or after February 5, 2002 that constitute a cost or expense of administration of the Debtors' Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, or as otherwise defined in the Plan, shall submit an Administrative Proof of Claim on or before the 30th day after the Confirmation Date, [January 10, 2003] (the "Administrative Claims Bar Date") or be forever barred from doing so. The Debtors shall have 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims and serve such objections upon the holders of such Administrative Claims. The following persons or entities need not file a proof of Administrative Claim:

                  (i) any person who, or entity which, has already filed a proof of Administrative Claim against the Debtors with the Clerk of the Bankruptcy Court;

                  (ii) any holder of a Claim for compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code;

                  (iii) any holder of an Administrative Claim that has heretofore been deemed Allowed under the Plan or been Allowed by order of the Bankruptcy Court; and


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

                  (iv) Claims by employees for accrued wages, salaries, medical insurance, sick pay, sick leave, long-term disability, vacation benefits, and other employee benefits earned in the ordinary course of the Debtors' businesses.

         PLEASE TAKE FURTHER NOTICE that all holders of Administrative Claims must send their Administrative Proofs of Claim to the Debtors' agent, Bankruptcy Services LLC, if by mail, to P.O. Box 5014, FDR Station, New York, New York 10150-5014, or if by hand or overnight delivery, to Heron Tower, 70 East 55th Street, 6th Floor, New York, New York 10022. Administrative Proofs of Claim can also be hand delivered to: Office of the Clerk of the Bankruptcy Court, Southern District of New York, One Bowling Green, New York, New York 10004-1408. Administrative Proofs of Claim must be received no later than 5:00 p.m. eastern standard time on the Administrative Claims Bar Date.

Dated:     New York, New York             BY ORDER OF THE BANKRUPTCY COURT
           November 25, 2002              Prudence Carter Beatty, United States
                                            Bankruptcy Judge


PAUL, WEISS, RIFKIND, WHARTON & GARRISON
Alan W. Kornberg (AWK/0756)
John R. Ashmead (JRA/4756)
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Attorneys for Triarc Companies, Inc.,





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